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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

        NAME                                                      JURISDICTION
        ----                                                      ------------
1.      Durant DC, LLC                                                    DE
2.      Capital Retail Systems, Inc.                                      OH
3.      Big Lots Stores, Inc.                                             OH
4.      Mac Frugal's Bargains Close-outs Inc.                             DE
5.      PNS Stores, Inc.                                                  CA
6.      West Coast Liquidators, Inc.                                      CA
7.      CSC Distribution, Inc.                                            AL
8.      Closeout Distribution, Inc.                                       PA
9.      Consolidated Property Holdings, Inc.                              NV
10.     C.S. Ross Company                                                 OH
11.     Great Basin LLC                                                   DE
12.     Industrial Products of New England, Inc.                          ME
13.     Midwestern Home Products, Inc.                                    DE
14.     Midwestern Home Products Company, Ltd.                            OH
15.     Tool and Supply Company of New England, Inc.                      DE
16.     SS Investments Corporation                                        DE
17.     Sonoran LLC                                                       DE
18.     Sahara LLC                                                        DE
19.     BLSI Property, LLC                                                DE
20.     Barn Acquisition Corporation                                      DE
21.     Fashion Barn, Inc.                                                NY
22.     Fashion Barn of New Jersey, Inc.                                  NJ
23.     Fashion Barn of Florida, Inc.                                     FL
24.     Fashion Barn of Indiana, Inc.                                     IN
25.     Fashion Barn of Pennsylvania, Inc.                                PA
26.     Fashion Barn of Oklahoma, Inc.                                    OK
27.     Fashion Barn of Texas, Inc.                                       TX
28.     Fashion Barn of Ohio, Inc.                                        OH
29.     Fashion Outlets Corp                                              NY
30.     Fashion Barn of Vermont, Inc.                                     VT
31.     Fashion Barn of Virginia, Inc.                                    VA
32.     Fashion Barn of South Carolina, Inc.                              SC
33.     Fashion Barn of North Carolina, Inc.                              NC
34.     Fashion Barn of West Virginia, Inc.                               WV
35.     Fashion Bonanza, Inc.                                             NY
36.     Rogers Fashion Industries, Inc.                            NY and NJ
37.     Saddle Brook Distributors, Inc.                            NY and NJ
38.     DTS, Inc.                                                  NY and TN
39.     Fashion Barn of Missouri, Inc.                                    MO
40.     Fashion Barn, Inc.                                                MA
41.     Fashion Barn of Georgia, Inc.                                     GA
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